UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report(Date of Earliest Event Reported): September 7, 2007 (September 5, 2007)

_______________

EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9743 (Commission File Number)	47-0684736 (I.R.S. Employer Identification No.)
1111 Bagby, Sky Lobby 2 Houston, Texas (Address of principal executive offices)		77002 (Zip code)

713-651-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EOG RESOURCES, INC.

Item 1.01 Entry into a Material Definitive Agreement.

On September 5, 2007, EOG Resources, Inc. (EOG) entered into an underwriting agreement with Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc. and the other underwriters identified therein (the Underwriting Agreement) relating to the sale of $600 million aggregate principal amount of EOG's 5.875% Senior Notes due 2017 (Senior Notes) subject to the terms and conditions therein. The Underwriting Agreement contains customary representations and warranties on EOG's part. The Underwriting Agreement also contains customary indemnification and contribution provisions whereby EOG and the several underwriters have agreed to indemnify each other against certain liabilities. The offering of the Senior Notes pursuant to the Underwriting Agreement is expected to close on September 10, 2007. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

EOG is offering the Senior Notes pursuant to a Prospectus Supplement dated September 5, 2007, to the Prospectus dated September 15, 2006, which was filed with the Securities and Exchange Commission on September 7, 2007 and forms part of EOG's shelf registration statement on Form S-3 (Registration No. 333-137341).

Item 8.01 Other Events.

During August 2007, EOG repurchased 10,000 shares of its 7.195% Fixed Rate Cumulative Perpetual Senior Preferred Stock, Series B (the Series B) for an aggregate purchase price of $10.6 million plus accrued dividends up to the date of repurchase. In accordance with the provisions of Emerging Issues Task Force Topic D-42, the premium and fees associated with the redemption will be treated as a component of preferred dividends in EOG's financial statements. After the August 2007 repurchases, 43,260 shares of the Series B remained outstanding.

Item 9.01 Financial Statements and Exhibits.

    (d) Exhibits

          1.1 Underwriting Agreement dated September 5, 2007 between EOG and Citigroup Global Markets Inc., J.P. Morgan Securities Inc.,
                 Lehman Brothers Inc. and the other underwriters named therein

        12.1 Computation of Ratio of Earnings to Fixed Charges

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: September 7, 2007	By:	/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.                                                Description

  1.1                              Underwriting Agreement dated September 5, 2007 between EOG and Citigroup Global Markets Inc., J.P. Morgan
                                     Securities Inc., Lehman Brothers Inc. and the other underwriters named therein

12.1                             Computation of Ratio of Earnings to Fixed Charges